Exhibit 10.01

THIS NOTE AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

4% UNSECURED CONVERTIBLE PROMISSORY NOTE

US $1,955,933.91	Effective December 1, 2015, Signed December 16, 2015

FOR VALUE RECEIVED, Truli Media Group, Inc., a Delaware corporation (the "Company"), hereby unconditionally promises to pay to the order of Michael Jay Solomon (Mr. Solomon, together with his successors and assigns, being referred to herein as the "Holder") the aggregate principal sum of One Million, Nine Hundred Fifty Five Thousand, Nine Hundred Thirty Three and 91/100 United States Dollars ($1,955,933.91), together with simple interest on the unpaid principal balance of this 4% Unsecured Convertible Promissory Note (this "Note") at a rate equal to four percent (4%) (computed on the basis of the actual number of days elapsed in a 365-day year) per annum (the "Interest Rate") on the Maturity Date. Interest shall accrue from the date hereof and shall continue to accrue on the outstanding principal balance of this Note until paid in full or converted in full. Except as expressly provided herein, all payments of principal and interest by the Company under this Note shall be made in United States dollars in immediately available funds to an account specified by the Holder. To the extent this Note is subdivided in the future, all the notes issuable in connection therewith shall be referred to herein collectively as the “Note”. This Note is being issued to formalize, memorialize and supersede a promissory note with a principal balance of $1,428,609.93 at March 31, 2015, with the accrued interest thereon, as well as subsequent advances made by Holder to the Company and accrued interest on the same terms and conditions. Such note bore interest at the rate of four (4%) percent per annum and came due September 30, 2015. Such note remains unpaid in full. The note represented an obligation for a series of advances made by the Holder to the Company through December 31, 2013 and this note includes subsequent advances made by Holder through November 30, 2015.

In no event shall any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law and if any such payment is paid by the Company, then such excess sum shall be credited by the Holder as a payment of principal.

1.            Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated:

"Affiliate" means with respect to any Person or entity, any Person or entity which directly or indirectly, controls, is controlled by, or is under common control with such Person or entity, as the case may be.

"Common Stock" means the Company’s Common Stock, $.0001 par value per share.

"Conversion Shares" means the shares of the Company’s Common Stock issuable upon conversion of this Note.

"Liquidation Event" means any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary but not including a merger as set forth in Section 7 (i) hereof.

"Majority of Holders" means the holders of more than 50% of the then outstanding aggregate principal amount of the Notes.

"Maturity Date" means December 1, 2020, subject to Section 3(b) hereof.

"Person" means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

"Transfer. Subject to compliance with any applicable securities laws, this Note and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, by Holder upon five (5) days’ written notice to Maker.

2.            Payment of Principal and Interest; Prepayment.

(a)                 Interest on this Note shall accrue from the date hereof and shall be payable on the Maturity Date, unless prepaid pursuant to Section 2(b) hereof or earlier converted pursuant to Section 3 hereof.

(b)                 The Company may prepay all or any portion of the principal amount or accrued but unpaid interest on this Note at any time without premium or penalty. Any prepayments shall be paid pro rata to all Holders of this Note and shall be applied first to the payment of accrued but unpaid interest (pro rata based on the amount of interest owed) and then to principal. Without limiting the foregoing, if the Company elects to prepay the Note in connection with a Liquidation Event, it must elect to prepay all Holders of interest in the Note on a pro rata basis.

3.            Conversion.

(a)                Conversion Right. The Holder shall have the right from time to time, and at any time during the period beginning on the date of this Note and ending on the later of: (i) the Maturity Date and (ii) the date of payment in full of all amounts due under this Note, to convert all or any part of the outstanding and unpaid principal amount and accrued but unpaid interest of this Note into fully paid and non- assessable shares of Common Stock, as such Common Stock exists on the date same is issued, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified at the conversion price (the “Conversion Price”) determined as provided herein (a “Conversion”). No Conversion shall affect Holder’s ability to future Conversion of any remaining portion of the Note. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the “Notice of Conversion”), delivered to the Company by the Holder in accordance with Section 14 below; provided that the Notice of Conversion is submitted by e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Company before 6:00 p.m., New York, New York time on such conversion date (the “Conversion Date”). The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such conversion plus (2) accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Note to the Conversion Date.

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(b)               Conversion Price. The Conversion Price shall equal $0.02 per share as adjusted pursuant to Section 4 hereof.

(c)                No fractional shares shall be issued upon any conversion of this Note into Common Stock, as applicable, pursuant to Section 3(a) hereof. If any fractional share of Common Stock, as applicable, would be delivered upon such conversion, the Company, in lieu of delivering such fractional share, shall pay to the Holder an amount in cash equal to the allocable portion of the price per share of such fractional share of Common Stock. The Company covenants that all shares of Common Stock issued pursuant to Section 3(a) hereof will be duly and validly issued and fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof. The Company will pay any and all issue and transfer taxes that may be payable in respect of any issuance or delivery of Conversion Shares upon conversion of this Note.

(d)               Upon any taking by the Company of a record of the holders of any class or series of securities for the purpose of determining the holders thereof who are entitled to vote with respect to any Liquidation Event, the Company shall provide notice to the Holder at least ten (10) business days prior to the record date specified therein (or such shorter period approved by a Majority of Holders) specifying (i) the date on which any such record is to be taken for the purpose of determining stockholders entitled to vote with respect to any such Liquidation Event and (ii) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Liquidation Event.

(e)               In addition to the notice described in Section 3(d), the Company shall provide notice to the Holder of any Liquidation Event, as applicable, at least ten (10) business days prior to the consummation of such event (the "Corporate Event Notice"). The Corporate Event Notice shall set forth all material facts and terms relating to such Liquidation Event, including without limitation, as applicable: (i) the nature, amount, terms and conditions of payment, if any, to the holders of Common Stock in connection with any such Liquidation Event, (ii) the date on which such Liquidation Event is expected to be consummated, (iii) the procedures that must be followed (and the latest date that such procedures must be completed) in order for the Holder to effect a conversion of this Note into shares of Common Stock, and (iv) a statement as to whether the Company has elected to prepay this Note in connection with the Liquidation Event pursuant to this Section 3. The Corporate Event Notice shall also provide the Holder with the option to require the Company to prepay this Note pursuant to this Section 3. Upon receipt of the Corporate Event Notice, the Holder shall promptly (but in any event at least two (2) business days prior to the consummation of the Liquidation Event) provide written notice to the Company of its election (if Holder so elects) to have this Note prepaid.

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(f)                Beneficial Ownership.  Unless waived by the Holder upon no less than sixty one (61) days prior written notice to the Company, the Company shall not effectuate any conversion of this Note pursuant to Section 3(a) to the extent that after giving effect to such conversion the Holder (together with the Holder's affiliates) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion.  Even if the Holder waives the limitation set forth in the preceding sentence, the Company shall in no event effect any conversion of this Note, and the Holder of this Note shall not have the right to convert any portion of this Note pursuant to Section 3(a), to the extent that after giving effect to such conversion, the Holder (together with the Holder's affiliates) would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion, again, unless waived by the Holder.  For purposes of the foregoing sentences, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, non-converted portion of this Note beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or non-converted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 3(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.  For purposes of this Section 3(f), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent Form 10-Q or Form 10-K, (y) a more recent public announcement by the Company or (z) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding.  For any reason at any time, upon the written or oral request of the Holder, the Company shall within two business days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

(g)              Principal Market Regulation.  The Company shall not be obligated to issue any shares of Common Stock upon conversion of this Note if the issuance of such shares of Common Stock would exceed that number of shares of Common Stock that the Company may issue upon conversion of the Notes without breaching the Company's obligations under the rules or regulations of the principal market (the “Principal Market”) upon which such securities are traded, if any (the "Exchange Cap"), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Holders of the Note representing at least a majority of the principal amount of the Note then outstanding.  Until such approval or written opinion is obtained, no Holder (the "Purchasers") shall be issued, upon conversion of Notes, shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the principal amount (and accrued interest) of the Notes owned by such Purchaser and the denominator of which is the aggregate initial principal amount of the Note (with respect to each Purchaser, the "Exchange Cap Allocation").  In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser's interest in the Note, the transferee shall be allocated a pro rata portion of such Purchaser's Exchange Cap Allocation, the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee.  In the event that any Holder shall convert all of such holder's interest in the Note into a number of shares of Common Stock which, in the aggregate, is less than such Holder's Exchange Cap Allocation, then the difference between such Holder's Exchange Cap Allocation and the number of shares of Common Stock actually issued to such Holder shall be allocated to the respective Exchange Cap Allocations of the remaining Holders on a pro rata basis in proportion to the aggregate principal amount (and accrued interest) of the Note then held by each such Holder.

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4.           Adjustment. The number of Conversion Shares issuable upon conversion of this Note or any portion thereof (or any shares of stock or other securities or property at the time receivable or issuable upon conversion of this Note or any portion thereof) and the Conversion Price therefor are subject to adjustment upon the occurrence of any of the following events between the date hereof and the date that all obligations hereunder are repaid or this Note is converted in full:

(a)                Adjustment for Stock Splits, Stock Dividends, Recapitalizations, etc. The Conversion Price of this Note will be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split, reclassification, recapitalization or other similar event affecting the number of outstanding Conversion Shares.

(b)               Conversion of Stock. In case all the authorized Common Stock of the Company is converted, pursuant to the Company's Certificate of Incorporation, into other securities or property, or the Common Stock otherwise ceases to exist, then, in such case, the Holder, upon conversion of this Note at any time after the date on which the Common Stock is so converted or ceases to exist (the "Termination Date"), will receive, in lieu of the number of Conversion Shares that would have been issuable upon such exercise immediately prior to the Termination Date (the "Former Number of Conversion Shares"), the stock and other securities and property which the Holder would have been entitled to receive upon the Termination Date if the Holder had converted this Note with respect to the Former Number of Conversion Shares immediately prior to the Termination Date (all subject to further adjustment as provided in this Note).

(c)               Certificate of Adjustments. The Company will, at its expense, cause an authorized officer promptly to prepare a written certificate showing each adjustment or readjustment of the Conversion Price or the number of Conversion Shares or other securities issuable upon conversion of this Note and cause such certificate to be delivered to the Holder. The certificate will describe the adjustment or readjustment and include a description in reasonable detail of the facts on which the adjustment or readjustment is based.

(d)               No Change Necessary. The form of this Note need not be changed because of any adjustment in the Conversion Price or in the number of Conversion Shares issuable upon its conversion.

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5.            Event of Default. The occurrence of any of following events shall constitute an "Event of Default" hereunder:

(a)                the failure of the Company to make any payment of principal or interest on this Note when due, whether at maturity, upon acceleration or otherwise; or

(b)                the Company makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Company as bankrupt or insolvent; or any order for relief with respect to the Company is entered under the Federal Bankruptcy Code or any other bankruptcy or insolvency law; or the Company petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or a subsidiary or of any substantial part of the assets of the Company, or commences any proceeding relating to it under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company and either (i) the Company by any act indicates its approval thereof, consents thereto or acquiescence therein or (ii) such petition application or proceeding is not dismissed within twenty (20) days.

Upon the occurrence of any such Event of Default and upon the giving of 10 day’s notice and 10 days’ opportunity to cure (but only in the event of nonpayment as set forth in subsection (a) hereof all unpaid principal and accrued interest under this Note shall become immediately due and payable. Upon the occurrence of any Event of Default, the Holder may, in addition to declaring all amounts due hereunder to be immediately due and payable, pursue any available remedy, whether at law or in equity, including, without limitation, exercising its rights under this Note. If an Event of Default occurs, the Company shall pay to the Holder the reasonable attorneys' fees and disbursements and all other reasonable out-of-pocket costs incurred by the Holder in order to collect amounts due and owing under this Note or otherwise to enforce the Holder’s rights and remedies hereunder.

6.            Reservation of Authorized Shares.

(a)    Reservation.  The Company shall initially reserve out of its authorized and unissued Common Stock a number of shares of Common Stock for the Note equal to 100% of the Conversion Price with respect to the Conversion Amount of the Note as of the issuance date.  Thereafter, the Company, so long as any amounts are due under this Note, shall reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Note, 100% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all amounts due under the Note (without regard to any limitations on conversions) (the "Required Reserve Amount").  In addition to any other remedies provided by this Note, if the Company at any time fails to meet this reservation of Common Stock requirement it shall pay the Holder, as partial liquidated damages and not as a penalty a sum equal to $50 per day for each $100,000 of the then-outstanding principal balance on this Note. Additionally, it shall sell to the Holders, pro rata, for $100, a series of preferred stock which contains the power to vote a number of votes equal to 51% of the number of votes eligible to vote at any special or annual meeting of the Company’s shareholders (with the power to take action by written consent in lieu of a shareholders meeting) for the sole purpose of amending the Company’s Articles of Incorporation to increase its authorized Common Stock. The Company shall not enter into any agreement or file any amendment to its Articles of Incorporation (including the filing of a Certificate of Designation) which conflicts with this Section 6 while any amount due under the Note remains outstanding. The number of shares of Common Stock reserved for conversions of the Notes shall be allocated pro rata among the Holders of the Note based on the principal amount and accrued interest of the Note held by each Holder at such time or increase in the number of reserved shares, as the case may be (the "Authorized Share Allocation").  In the event that a Holder shall sell or otherwise transfer any portion of such holder's Note, each transferee shall be allocated a pro rata portion of such holder's Authorized Share Allocation.  Any shares of Common Stock reserved and allocated to any Person which ceases to hold any portion of the Note shall be allocated to the remaining Holders of the Note, pro rata based on the principal amount of the Note then held by such Holders.

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(b)   Insufficient Authorized Shares.  If at any time while any amount remains due under the Note the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an "Authorized Share Failure"), then the Company shall as soon as practicable use all efforts to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Note then outstanding.

7.           Rights Upon Change Of Control.

(a)               Change of Control.  Each of the following events shall constitute a "Change of Control":

(i)    the consolidation, merger or other business combination (including, without limitation, a reorganization or recapitalization) of the Company with or into another Person (other than (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company);

(ii)   the sale or transfer of all or substantially all of the Company's assets; or

(iii)  a purchase, tender or exchange offer made to and accepted by the holders of more than the 50% of the outstanding shares of Common Stock.

No sooner than 15 days nor later than 10 days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via electronic communication or overnight courier to Holder (a "Change of Control Notice").

(b)               Assumption.  Prior to the consummation of any Change of Control, the Company will secure from any Person purchasing the Company's assets or Common Stock or any successor resulting from such Change of Control (in each case, an "Acquiring Entity") a written agreement (in form and substance satisfactory to the holders of Note representing a Majority of Holders to deliver to each Holder in exchange for such Note, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to the Note, including, without limitation, having a principal amount and interest rate equal to the principal amounts and the interest rates of the Notes held by such Holder and convertibility features equal or superior to those included herein.  In the event that an Acquiring Entity is directly or indirectly controlled by a company or entity (“Parent”) whose common stock or similar equity interest is listed, designated or quoted on a securities exchange or trading market, a Majority of the Holders representing at least a majority of the aggregate outstanding principal amount of the Note may elect to treat such Parent as the Acquiring Entity for purposes of this Section 7(b).

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8.            Investment Representations. By its acceptance of this Note, Holder acknowledges that this Note and the Conversion Shares have not been registered under the Securities Act. Holder also understands that the Note and the Conversion Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Holder's representations set forth below. By its accpetance of this Note, Holder hereby represents and warrants as follows:

(a)               Holder Bears Economic Risk. Holder has substantial experience in financial and business matters and in evaluating and investing in private placement transactions of securities in companies similar to the Company so that Holder is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect his/its own interests. Holder must bear the economic risk of this investment indefinitely unless this Note or the Conversion Shares are registered pursuant to the Securities Act, or an exemption from registration is available. Holder understands that the Company has no present intention of registering the Note or the Conversion Shares. Holder also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Holder to transfer all or any portion of this Not or the Conversion Shares under the circumstances, in the amounts or at the times Holder might propose.

(b)               Acquisition for Own Account. Holder is acquiring this Note and the Conversion Shares for Holder's own account for investment only, and not with a view towards their resale or distribution.

(c)               Holder Can Protect Its Interests. Holder represents that by reason of its, or of its management, business or financial experience, Holder has the capacity to protect its own interests in connection with the transactions contemplated in this Note.

(d)               Accredited Investor. Holder represents that he, she or it is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.

(e)               Rule 144. Holder acknowledges and agrees that this Note and the Conversion Shares are "restricted securities" as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Holder has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

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(f)                Legend. All certificates representing the Conversion Shares, if any, will have endorsed thereon a legend prohibiting transfer except in compliance with the Securities Act and applicable state securities laws. Such certificates also will contain any additional legend required to be placed thereon by any applicable Blue Sky or other regulations.

9.            No Waiver. No delay or omission on the part of the Holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of the Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

10.          Amendments in Writing. Any term of this Note may be amended, modified (including, without limitation, any extension of the Maturity Date, to change the conversion price or to cause the Notes to be prepayable) or waived upon the written consent of the Company and a Majority of Holders; provided however, that, any such amendment or waiver must apply to all outstanding Notes; provided further, that, the Interest Rate, Section 3 through 5 hereof may not be amended or waived without the written consent of Holder. No such waiver or consent in any one instance shall be construed to be a continuing waiver or a waiver in any other instance unless it expressly so provides. The Company shall promptly notify all Holders of any such change or amendment.

11.          Waivers, Masculine/Feminine. The Company hereby forever waives presentment, demand, presentment for payment, protest, notice of protest, notice of dishonor of this Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note. As used herein the masculine form includes the feminine and neuter, and vice versa, the singular form includes the plural, all as the context may so require.

12.          Governing Law; Jurisdiction; Venue. This Note, and all matters arising directly and indirectly herefrom (the "Covered Matters"), shall be governed in all respects by the laws of the State of Delaware as such laws are applied to agreements between parties in Delaware. The Company irrevocably submits to the personal jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware for the purpose of any suit, action, proceeding or judgment relating to or arising out of the Covered Matters. Service of process on the Company in connection with any such suit, action or proceeding may be served on the Company anywhere in the world by the same methods as are specified for the giving of notices under this Note. The Company irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

13.          Costs. If action is instituted to collect on this Note, the Company promises to pay all costs and expenses, including reasonable attorney's fees, incurred in connection with such action.

14.          Notices. All notices and other communications given or made pursuant to this Note shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Holder at the address set forth on the books and records of the Company or at such other place as may be designated by the Holder in writing to the Company, and to the Company at 515 Challette Drive, Beverly Hills CA 90210, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 14.

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15.          Successors and Assigns. This Note shall be binding upon the successors or assigns of the Company and shall inure to the benefit of the successors and assigns of the Holder.

16.          Specific Performance. The Company acnkowledges that any violation or breach of its obligations under this Note shall result in immediate and irreparable injury to the Holder for which a remedy at law would be inadequate. Accordingly, in the event of any breach or threatened breach by the Company of its obligations under this Note, the Holder shall be entitled to have such court compel the Company to specifically perform its obligations under this Note.

17.          Waiver of Jury Trial. THE HOLDER AND THE COMPANY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF OR IN ANY WAY CONNECTED TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name effective as of the date first above written.

TRULI MEDIA GROUP, INC.

By:	/s/ Michael Jay Solomon
Name:	Michael Jay Solomon
Title:	Chief Executive Officer

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EXHIBIT A

NOTICE OF CONVERSION

The undersigned hereby elects to convert $_________________ principal amount and accrued interest of the “Note” (defined below) into that number of shares of Common Stock to be issued pursuant to the conversion of the Note (“Common Stock”) as set forth below, of TRULI MEDIA GROUP, INC., a Delaware corporation (the “Company”) according to the conditions of the convertible note of the Company dated as of __________ (the “Note”), as of the date written below. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

☐	The undersigned hereby requests that the Company issue a certificate or certificates or arrange appropriate book entry for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Date of Conversion:	_____________
Applicable Conversion Price:	$____________
Number of Shares of Common Stock to be Issued
Pursuant to Conversion of the Notes:	_____________
Amount of Principal Balance Due remaining
Under the Note after this conversion:	______________

By:_____________________________
Name:
Title:
Date: ______________